CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees and Shareholders

Wells Fargo Funds Trust

We consent to the use of our report for Wells Fargo Advantage Asset Allocation Fund, one of the funds comprising the Wells Fargo Funds Trust, dated November 21, 2012, incorporated herein by reference, and to the references to our firm under the caption “INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM” in the Statements of Additional Information.

/s/ KPMG

Boston, Massachusetts

January 21, 2013